Exhibit 99.1

PRESS RELEASE

                                                            Contact Information:
                                                       Scott Hanna, VP/Marketing
                                                         Georgetown Savings Bank
                                                                    978-352-8600
                                                         shanna@georgetownsb.com

                        Georgetown Savings Bank Appoints
                       Vice President/Senior Loan Officer

          Growing institution announces appointment of Robert G. Rivard to Bank's top lending position

     GEORGETOWN,  MASSACHUSETTS,  May 3, 2005 -
     Georgetown Savings Bank, the savings bank subsidiary of Georgetown Bancorp, Inc. (the "Company"), announced the appointment of Robert G. Rivard as Vice President/Senior Loan Officer. Rivard will assume the responsibility for all residential and commercial lending activities of the Bank.

     Rivard has 20+ years of bank and lending experience. Prior to joining the senior management team at Georgetown Savings Bank, Rivard maintained various commercial lending and business development roles with organizations such as Banknorth, UPS Capital, Norwest Business Credit and First NH Bank.

     "Georgetown Savings Bank is a progressive and growing community bank," said Rivard. "In the current banking environment people are hard pressed to find an institution that genuinely cares for and about its customers. Continuing to provide excellent customer service within the existing community growth mode will produce expanded opportunities for all current and prospective customers."

     Rivard will be looking to expand the Company's commercial portfolio while further developing its established residential holdings.

     "The time has come for Georgetown Savings Bank to extend its brand of banking further into the business community. What we have consistently delivered for many years to residential customers, in terms of products and services, is of equal need and importance to the leaders and owners of local businesses," said Robert Balletto, Georgetown Savings Bank's President and Chief Executive Officer. "With the addition of Bob Rivard and the additional capital raised in our recent public offering, the Company is poised to answer those growing commercial needs."

         In March of this year, Georgetown Savings Bank announced plans to open a new full-service branch at the new Eaglewood Shops located on Route 114, North Andover. The branch is scheduled to open in early fall.

About Georgetown Savings Bank
-----------------------------

Founded in 1868, Georgetown Savings Bank, with branches in Georgetown, MA and Rowley, MA, serves the financial needs of Essex County and southern New Hampshire residents and businesses. The Bank will open a third branch in North Andover in the autumn of 2005. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.

Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END

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